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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between TOWNE SERVICES, INC., a Georgia corporation (the "Company"), and CLEVE B. SHULTZ, an individual resident of Georgia (the "Employee"), this 19th day of May, 1998, and is to become effective as of May 19, 1998 (the "Effective Date").

         The Company desires to employ the Employee as its Executive Vice President. The Board of Directors of the Company (the "Board") desires to provide for the employment of the Employee which the Board has determined will reinforce and encourage the dedication of the Employee to the Company and will promote the best interests of the Company and its shareholders. The Employee is willing to serve the Company on the terms and conditions herein provided.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that on the Effective Date:

                          ARTICLE I - EMPLOYMENT TERMS

                  1.1 Employment. The Company shall employ the Employee, and the Employee shall serve the Company, as Executive Vice President upon the terms and conditions set forth herein. The Employee shall have such authority and responsibilities consistent with his position and which may be set forth in the Company's bylaws or assigned by the Board from time to time. The Employee shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Employee may devote reasonable periods of time to serve as a director or advisor to other organizations, to perform charitable and other community activities and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

                  1.2 Term. Unless earlier terminated as provided herein, the Employee's employment under this Agreement shall be for a continuing term (the "Term") of one year, which shall be extended automatically (without further action of the Company or the Employee) each day for an additional day so that the remaining term shall continue to be one year; provided, however, that either party may at any time, by written notice to the other, fix the Term to a finite term of one year, without further automatic extension, commencing with the date of such notice. Notwithstanding the foregoing, the term of employment hereunder will end on the date the Employee attains the age of 65.

                  1.3 Compensation and Benefits.

                  a. The Company shall pay the Employee a salary at a rate of not less than $90,000 per annum in accordance with the salary payment practices of the Company. The

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President and the Chief Executive Officer shall review the Employee's salary at least annually and may increase the Employee's base salary they determine in their sole discretion that an increase is appropriate.

                  b. The Employee shall be eligible to participate in a management incentive program and shall be eligible to receive bonus payments (not more than once each quarter) based upon achievement of targeted levels of performance and such other criteria as the President and the Chief Executive Officer shall establish from time to time pursuant to that program. The determination of any bonus amount shall be within the discretion of the President and the Chief Executive Officer. In addition, the Board shall annually consider the Employee's performance and determine if any additional bonus is appropriate.

                  c. The Employee shall be entitled to participate in all retirement, life and health insurance, disability and other similar benefit plans or programs of the Company now or hereafter applicable to the Employee or applicable generally to employees of the Company; provided, however, that during any period during the Term that the Employee is disabled, and during the 120-day period of physical or mental infirmity leading up to the Employee's Disability, the amount of the Employee's compensation provided under this Section 1.3 shall be reduced by the sum of the amounts, if any, paid to the Employee for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries.

                  d. The Company shall reimburse the Employee for all reasonable ordinary and necessary travel, seminar, and other expenses related to the Employee's duties which are incurred and accounted for in accordance with the historic practices of the Company.

                  e. Employee shall be entitled to two weeks paid vacation annually during the Term of employment by the Company hereunder. Any vacation not used during any calendar year shall be forfeited, except that one week's unused vacation may be carried forward to the year following the year in which such vacation entitlement accrued.

                  f. The Company shall provide to the Employee an automobile owned or leased by the Company of a make and model appropriate to the Executive's status or an automobile allowance of up to $450.00 per month, at the Company's election. The Company shall also reimburse all reasonable expenses incurred by the Executive in connection with the operation and maintenance of the automobile, including for gasoline, insurance, tires and similar items.

                       ARTICLE II - COVENANTS OF EMPLOYEE

         Section 2.1 Confidentiality. Employee recognizes the interest of the Company in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Employee covenants that during the term of his employment with Company under this Agreement, and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, except as authorized by the Board of Directors, publish, disclose or use for his own benefit or for the benefit of a business or entity other than the

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Company or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Employee during his employment, relating to the Company's, or any of its subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs or industry practices, technology, know-how or intellectual property or other similar information (the "Proprietary Information").

         Employee will abide by the Company's policies and regulations, as established from time to time, for the protection of its Proprietary Information. Employee acknowledges that all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company or its affiliated entities shall be and remain the sole property of the Company and/or such affiliated entity and shall, upon the request of the Company, turn over all copies of such Proprietary Information to the Company (together with a written statement certifying as to his compliance with the foregoing).

         Section 2.2 Non-Solicitation of Customers. During the Term of his employment with the Company, and for a period of one (1) year thereafter, Employee shall not directly or indirectly, through one or more intermediaries or otherwise, solicit, direct or appropriate, or attempt to solicit, direct or appropriate any individual or entity which was, at the time of termination of Employee's employment, a customer or client of the Company for the purpose of providing a service or product to such customer or client which is the same type of service or product offered or provided by the Company at the time of termination of Employee's employment, with the Company; provided, that if Employee is terminated by the Company without Cause (as defined below) or if the Employee resigns with Good Reason (as defined below), the restrictive period of this Section 2.2 shall be six (6) months.

         Section 2.3 Non-Solicitation of Employees. During the Term of his employment with the Company, and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, through one or more intermediaries or otherwise, employ, induce, solicit for employment, or assist others in employing, inducing or soliciting for employment any individual who is at any time during such period an employee of the Company for the purpose of providing services that are the same or similar to the types of services offered or engaged in by the Company at the time of termination of Employee's employment with the Company; provided, that if Employee is terminated by the Company without Cause (as defined below) or if the Employee resigns with Good Reason (as defined below), the restrictive period of this Section 2.3 shall be six (6) months.

         Section 2.4 Trade Secrets. The Employee shall not, at any time, either during the Term of his employment or after any termination of employment, use or disclose any Trade Secrets (as defined under applicable law) of the Company or its subsidiaries, except in fulfillment of his duties as the Employee during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

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                     ARTICLE III - TERMINATION OF EMPLOYMENT

         Section 3.1 Termination by Company. Employee's employment may be terminated by the Company by giving notice during the term of this Agreement upon the occurrence of one or more of the following events:

                  (a) Employee's death or disability which renders Employee incapable of performing his duties for more than one hundred twenty (120) calendar days (termination under this Section 3.1(a) shall be deemed termination without Cause);

                  (b) for any reason following a determination by the Board of Directors to terminate Employee's employment (termination under this Section 3.1(b) shall be deemed termination without Cause); or

                  (c) "for Cause", which for purposes of this Agreement shall mean that the Employee shall have:

                      (i) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company which has a material adverse effect upon the Company;

                      (ii) inflicted intentional wrongful material damage to any material asset of the Company or the Company;

                      (iii) intentionally and wrongfully violated this Agreement, which violation has a material adverse effect upon the Company;

                      (iv) been convicted of a felony or any similar crime carrying a prison term of at least one year (regardless of whether imprisonment is actually imposed);

                      (v)   a habitual and debilitating use of alcohol or drugs;
or

                      (vi) failed to meet performance expectations, as determined and articulated by the Company's President and Chief Executive Officer; provided, however, that in the event of this subsection (vi) being the sole reason for a termination for Cause, Employee shall have the cure provisions and rights provided for in Section 3.1(d) hereof.

         (d) In the event of a determination by the Company's President and Chief Executive Officer that the Employee has failed to meet performance expectations, the Company shall furnish to Employee in writing a notice of proposed termination setting forth a specific statement of the deficiencies in his performance. Employee shall then have a period of thirty (30) days after the giving of such written notice of proposed termination by the Company in which to attempt to effect a cure of the specified deficiencies. If at the end of such thirty (30) day period no such cure has been effected to the reasonable satisfaction of the Board of Directors of the Company, then Employee's employment shall be terminated as of the end of such thirty (30) day period. The

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Company shall be obligated to provide to Employee only one such notice of proposed termination, and if subsequent to effecting a cure of specified deficiencies the Employee is determined by the Board of Directors to have again failed to meet performance expectations, then his employment may be terminated immediately upon the Company's giving of a final notice of termination to Employee.

         Section 3.2 Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the express written consent of Employee, the occurrence of a material breach by the Company of any material provision of this Agreement, including, but not limited to, material adverse alteration in the nature or status of Employee's responsibilities, unless such breach is fully corrected within thirty (30) days following written notification by Employee to the Company that he intends to terminate his employment hereunder due to such breach.

         Section 3.3 Severance. For purposes of this Agreement, Employee's entitlement to any severance payments upon termination of his employment shall be as set forth below:

                  (a) Termination Without Cause. If Employee is terminated without Cause or resigns for Good Reason at any time, Employee shall be entitled to severance pay, at the Company's discretion, of either (i) a lump sum equal to one-half (1/2) of his then current annual salary; or (ii) six consecutive monthly payments of one-twelfth (1/12) of his then current annual salary. If Employee is terminated without cause, resigns for Good Reason or a Change in Control (as defined in the Company's 1996 Stock Option Plan) occurs, the conditions to vesting of the options granted to the Employee pursuant to Section 1.3(c) above shall lapse and all such options shall immediately vest.

                  (b) For Cause. Employee shall not be entitled to any severance pay whatsoever if his employment is terminated "for Cause" pursuant to Section 3.1(c) of this Agreement, unless severance pay is approved by the Board of Directors of the Company in its sole discretion, provided, however, that the Employee shall receive such annual salary that is accrued but unpaid up to the date of such termination for Cause.

                  (c) Payments for Covenants. The severance payments provided for in this Article III shall be made, in part, as consideration for the Employee's covenants set forth in Article II.

                  (d) Termination. If the Employee's employment with the Company is terminated prior to a Change in Control or prior to an initial public offering of the Company's common stock with net proceeds to the Company of at least ten million dollars ($10,000,000.00) for any reason other than the Company's material breach of this Agreement, the Company shall be entitled to repurchase from the Employee 100% of the stock, options and other securities of the Company held or beneficially owned by the Employee at the greater of the price the Employee paid for such securities or the then current fair market value of such securities.

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                         ARTICLE IV - GENERAL PROVISIONS

         Section 4.1 Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation.

         Section 4.2 Notice. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal Employee office or to Employee at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except the notices of change of address shall be effective only upon receipt.

         Section 4.3 Validity. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal; provided, however, if the provision so held to be invalid, unenforceable or otherwise illegal constituted a material inducement to a party's execution and delivery of this Agreement, then such provision shall not be reformed unless prior to any reformation that party agrees to be bound by the reformation.

         Section 4.4 Entire Agreement. This Agreement supersedes any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Employee by the Company. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by both parties hereto.

         Section 4.5 Successors and Binding Agreement.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company, as the case may be, whether by sale, merger, consolidation, reorganization or otherwise.

                  (b) The Company shall require any Successor to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

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                  (c) This Agreement shall inure to the benefit of and be
enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributee and legatees.

                  (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.5.

         Section 4.6 Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         Section 4.7 Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and the Company. No waiver by a party hereto at any time of any breach by another party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time.

         Section 4.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

         Section 4.9 Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         Section 4.10 Governing Law; Arbitration. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any controversy, claim or dispute arising out of or relating to this Agreement, or any breach thereof, including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by arbitration. The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:


/s/ Henry Baroco                            /s/ Cleve Shultz
--------------------------                  ---------------------
For the Company                             Employee

         Section 4.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Employee has signed and sealed this Agreement, effective as of the date first above written.

ATTEST:                                  TOWNE SERVICES, INC.

By: /s/ Bruce F. Lowthers, Jr.           By: /s/ Henry Baroco
   -------------------------------          ------------------------------
   Name:   Bruce F. Lowthers, Jr.           Name:   Henry Baroco
   Title:  Chief Financial Officer          Title:  President and Chief
                                                      Operating Officer

      (CORPORATE SEAL)

                                         EMPLOYEE


                                         /s/ Cleve B. Shultz
                                         ---------------------------------
                                         CLEVE B. SHULTZ



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